UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2006

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 19, 2006, Agile Software Corporation, a Delaware corporation (the “Company”), issued a press release regarding the Company’s estimated financial results for its fiscal quarter ended July 31, 2006, and preliminary guidance concerning financial results for its fiscal quarter ending October 31, 2006.

The full text of the Company’s press release is attached hereto as Exhibit 99.1 (the “Release”). The information in this Item 2.02 of this report, including the portion of the exhibit hereto discussing the estimated financial results for the quarter ended July 31, 2006 and the preliminary guidance for the quarter ended October 31, 2006, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in Exhibit 99.1 discussing the estimated financial results for the quarter ended July 31, 2006, and the preliminary guidance for the quarter ended October 31, 2006 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, as a result of the then active review into the Company’s Taiwan sales office, the Company was unable to timely file its Annual Report on Form 10-K for fiscal 2006 (“Form 10-K”). Until the review into its Taiwan sales office and of its stock option grant processes are each complete, the Company will be unable to complete and file its Form 10-K for fiscal 2006. These reviews, which have delayed the filing of the Form 10-K, have also delayed Agile filing its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 (“Form 10-Q”), due on September 11, 2006. Accordingly, the Company has received a letter from NASDAQ, dated September 13, 2006, stating that the failure to timely file the Form 10-Q serves as an additional basis for delisting the Company’s securities from The NASDAQ Global Capital Market, based on Marketplace Rule 4310 (c)(14). The Company issued a press release on September 19, 2006, disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1, but the information contained therein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

The Company appealed, at a hearing held on September 14, 2006, the determination of the NASDAQ Listing Qualification Staff to delist the Company’s securities due to the Company’s inability to timely file its Form 10-K and Form 10-Q. At this hearing, the Company requested the Listing Panel to extend by 90 days (from the hearing date) the period within which the Company must file its Form 10-K and its Form 10-Q. The Company does not expect the Listing Panel to render a decision on the Company’s request until October 2006.

Although the Company believes it presented to the Listing Panel a reasonable basis for its requested extension of time, there can be no assurance that the Listing Panel will grant the Company’s request for an additional extension of time or, if an extension is granted by the Listing Panel, that the Company will be able to file its requisite reports by the extended date. If the Company is not granted an extension of time to file its reports, or fails to file its reports by any extended date, the Company would be subject to delisting.

Item 8.01. Other Events.

On September 19, 2006, through the Release, the Company provided an update regarding the review commenced on June 23, 2006, at the direction of the audit committee through independent counsel, of transactions entered into by its Taiwan sales office.

The Company also announced that, as a result of public reports of issues concerning option grant practices and to meet its corporate governance and fiduciary duties, the Company has taken the opportunity to commence a voluntary review of its stock option grant processes and the related accounting.

A copy of the Release is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 19, 2006

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of Agile Software Corporation’s securities on the Nasdaq Global Market. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to: the possibility that Nasdaq may reject Agile’s requests and, as a result, delist Agile’s common stock; and, in the event that Agile is successful in obtaining its request from Nasdaq, Agile may still not be able to file the requisite periodic reports on a timely basis or otherwise comply with the Nasdaq listing requirements, which may also result in the delisting of Agile common stock. Additional risk factors associated with Agile’s business are explained in its Annual Report on Form 10-K for its fiscal year ended April 30, 2005, filed with the SEC on July 14, 2005, and its Quarterly Report on Form 10-Q for its quarter ended January 31, 2006, filed on March 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2006	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

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